Exhibit 10(s)

Eastern Bank

April 19, 2005

Mr. John Waldstein

President

International Electronics Inc.

427 Turnpike Street

Canton, MA 2709

Dear John:

This is to confirm to that the secured line of credit totaling $1,000,000 and the equipment line totaling $500,000 to International Electronics Inc. has been cancelled.

Please sign the acknowledgement below and return this letter to me.

Very truly yours,	Agreed to and Accepted:

International Electronics Inc.
/s/ Alan Roberts
Alan Roberts	By:	/s/ John Waldstein	05/27/05
Vice President		John Waldstein , President	Date

265 Franklin Street • Boston, MA 02110-3120

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